                                                                      Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints Robert H. Bohannon, and Richard C. Stephan, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 dated October 8, 1997, and any and all amendments and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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
                SIGNATURES                               TITLE                      DATE
------------------------------------------  --------------------------------  -----------------

          /s/ ROBERT H. BOHANNON            Director; Chairman of the Board,  October 8, 1997
------------------------------------------    President and Chief Executive
            Robert H. Bohannon                Officer (Principal Executive
                                              Officer)

           /s/ RONALD G. NELSON             Vice President -- Finance and     October 8, 1997
------------------------------------------    Treasurer (Principal Financial
             Ronald G. Nelson                 Officer)

          /s/ RICHARD C. STEPHAN            Vice President -- Controller      October 8, 1997
------------------------------------------    (Principal Accounting Officer)
            Richard C. Stephan

               /s/ JESS HAY                 Director                          October 8, 1997
------------------------------------------
                 Jess Hay

           /s/ JUDITH K. HOFER              Director                          October 8, 1997
------------------------------------------
             Judith K. Hofer

           /s/ JACK F. REICHERT             Director                          October 8, 1997
------------------------------------------
             Jack F. Reichert

          /s/ LINDA JOHNSON RICE            Director                          October 8, 1997
------------------------------------------
            Linda Johnson Rice

           /s/ DOUGLAS L. ROCK              Director                          October 8, 1997
------------------------------------------
             Douglas L. Rock

           /s/ JOHN C. TOLLESON             Director                          October 8, 1997
------------------------------------------
             John C. Tolleson

          /s/ TIMOTHY R. WALLACE            Director                          October 8, 1997
------------------------------------------
            Timothy R. Wallace
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